UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2023

Churchill Downs Incorporated

(Exact name of registrant as specified in its charter)

Kentucky	001-33998	61-0156015
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400
Louisville, Kentucky	40222
(Address of Principal Executive Offices)	(Zip Code)

(502)-636-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	CHDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 25, 2023, Churchill Downs Incorporated (“CDI”) (NASDAQ: CHDN) issued $600 million in aggregate principal amount of 6.750% senior notes due 2031 (the “Notes”) in connection with its previously announced private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

Indenture

The terms of the Notes are governed by that certain Indenture (the “Indenture”) entered into on April 25, 2023 by and among CDI, the guarantors named therein (the “Guarantors”), and U.S. Bank Trust Company, National Association, as trustee.

The interest payment dates are May 1 and November 1, commencing on November 1, 2023. CDI may redeem some or all of the Notes at any time prior to May 1, 2026, at a price equal to 100% of the principal amount of the Notes redeemed plus an applicable make-whole premium. On or after such date CDI may redeem some or all of the Notes at redemption prices set forth in the Indenture. In addition, at any time prior to May 1, 2026, CDI may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 106.750% of the principal amount thereof, with the net cash proceeds of one or more equity offerings provided that certain conditions are met.

The terms of the Indenture, among other things, limit the ability of CDI to incur additional debt and issue preferred stock; pay dividends or make other restricted payments; make certain investments; create liens; allow restrictions on the ability of certain of its subsidiaries to pay dividends or make other payments to it; sell assets; merge or consolidate with other entities; and enter into transactions with affiliates.

Subject to certain limitations, in the event of a change of control triggering event (as defined in the Indenture), CDI will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest; breach of other agreements in the Indenture; failure to pay certain other indebtedness; failure to pay certain final judgments; failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 30% in aggregate principal amount of the then outstanding series of Notes may declare all the Notes of such series to be due and payable immediately. The Indenture is filed as Exhibit 4.1 hereto and this description thereof is qualified by reference thereto.

Registration Rights Agreement

In connection with the issuance of the Notes, CDI and the Guarantors entered into a Registration Rights Agreement to register any Notes under the Securities Act for resale that are not freely tradable 366 days from April 25, 2023. The agreement is filed as Exhibit 4.2 hereto and this description thereof is qualified by reference thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 under “Indenture” is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

4.1	Indenture dated as of April 25, 2023, among CDI, the Guarantors and U.S. Bank Trust Company, National Association, as trustee.

4.2	Registration Rights Agreement dated April 25, 2023 by and among CDI, the Guarantors and J.P. Morgan Securities, LLC, as representative of the initial purchasers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED

April 25, 2023	/s/ Marcia A. Dall
	By:	Marcia A. Dall
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)